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                                   Exhibit 5.1
                          Opinion of Bradley & Riley PC

                               Bradley & Riley PC
                            Attorneys and Counselors

                              2007 First Avenue SE
                                   PO Box 2804
                           Cedar Rapids, IA 52406-2804

                             Telephone: 319-363-0101
                                Fax: 319-363-9824

                      WEBSITE ADDRESS: www.bradleyriley.com
                        E-MAIL ADDRESS: @bradleyriley.com

July 15, 2003

United Fire & Casualty Company
118 Second Avenue, SE
PO Box 73909
Cedar Rapids, IA 52407-3909

Dear Sir or Madam:

You have requested our opinion with respect to the registration of participation interests in the United-Lafayette 401(K) Profit Sharing Plan (the "Plan") pursuant to a Registration Statement on Form S-8.

We have reviewed documents on file with the Iowa Secretary of State pertaining to the organization of United Fire & Casualty Company, the Plan documents and any amendments thereto, and the Registration Statement on Form S-8. We assume the authenticity, accuracy and completeness of the aforementioned documents.

It is our opinion that:

(a) United Fire & Casualty Company is duly organized and existing under the laws of the State of Iowa; and

(b) At the time of the effectiveness of the Form S-8 and in accordance with the Plan, the participation interests in the Plan will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for use by United Fire & Casualty Company in connection with the preparation and filing of the Registration Statement on Form S-8, and should not be used for any other purpose or relied upon by anyone except the Company without our prior written consent.

We consent to the use of this opinion in the Registration Statement on Form S-8.

                                             Very Truly Yours,

                                             BRADLEY & RILEY PC


                                             /s/ Michael K. Denney
                                             -----------------------------------
                                             Michael K. Denney